Exhibit 99.1
Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Ticker Symbol(s)	Title for iXBRL	Name of each exchange on which registered
Common Stock, par value $.01 per share	C	Common Stock, par value $.01 per share	New York Stock Exchange

7.625% Trust Preferred Securities of Citigroup Capital III (and registrant’s guaranty with respect thereto)	C/36Y	7.625% TRUPs of Cap III (and registrant’s guaranty)	New York Stock Exchange

7.875% Fixed Rate / Floating Rate Trust Preferred Securities (TruPS ® ) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)	C N	7.875% FXD / FRN TruPS of Cap XIII (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Callable Step-Up Coupon Notes Due March 31, 2036 of CGMHI (and registrant’s guaranty with respect thereto)	C/36A	MTN, Series N, Callable Step-Up Coupon Notes Due Mar 2036 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Callable Step-Up Coupon Notes Due February 26, 2036 of CGMHI (and registrant’s guaranty with respect thereto)	C/36	MTN, Series N, Callable Step-Up Coupon Notes Due Feb 2036 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Callable Fixed Rate Notes Due December 18, 2035 of CGMHI (and registrant’s guaranty with respect thereto)	C/35	MTN, Series N, Callable Fixed Rate Notes Due Dec 2035 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Floating Rate Notes Due April 26, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28	MTN, Series N, Floating Rate Notes Due Apr 26, 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Floating Rate Notes Due September 17, 2026 of CGMHI (and registrant’s guaranty with respect thereto)	C/26	MTN, Series N, Floating Rate Notes Due Sept 2026 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Floating Rate Notes Due September 15, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28A	MTN, Series N, Floating Rate Notes Due Sept 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Floating Rate Notes Due October 6, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28B	MTN, Series N, Floating Rate Notes Due Oct 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Floating Rate Notes Due March 21, 2029 of CGMHI (and registrant’s guaranty with respect thereto)	C/29A	MTN, Series N, Floating Rate Notes Due Mar 2029 of CGMHI (and registrant’s guaranty)	New York Stock Exchange